CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our reports dated February 19, 1997, included in this Form 10-K for the year ended December 31, 1996, into the Company's previously filed Registration Statements File Nos. 333-03534, 333-11705, 333-12637, 333-22249, and 333-20921.


     ARTHUR ANDERSEN LLP
     New Orleans, Louisiana
     March 10, 1997